                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                        ARCH COMMUNICATIONS GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                        ARCH COMMUNICATIONS GROUP, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                        ARCH COMMUNICATIONS GROUP, INC.

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2000

     NOTICE IS HEREBY GIVEN that the 2000 annual meeting of stockholders of Arch Communications Group, Inc., a Delaware corporation, will be held on Tuesday, May 16, 2000, at 11:00 a.m. (local time) at Hale and Dorr LLP, 31st Floor, 60 State Street, Boston, Massachusetts 02109, for the purpose of considering and voting upon the following matters:

        1.  To elect three directors of Arch.

        2. To approve amendments to Arch's Non-Employee Directors' Stock Option Plan increasing the number of shares of common stock issuable under such plan from 46,733 to 196,733.

        3. To approve Arch's 2000 Stock Incentive Plan, as described in the accompanying proxy statement.

        4. To ratify the selection by the board of directors of Arthur Andersen LLP as the independent public accountants for Arch for the fiscal year ending December 31, 2000.

        5. To transact such other business as may properly come before the meeting.

     The board of directors has no knowledge of any other business to be transacted at the meeting or at any adjournments thereof.

     The board of directors has fixed the close of business on Friday, April 7, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. The list of Arch's stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for ten days prior to the meeting at the principal executive offices of the company, 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, and at the place of the meeting.

     A copy of Arch's annual report to stockholders for the year ended December 31, 1999, which contains consolidated financial statements and other information of interest to stockholders, accompanies this notice of meeting and the enclosed proxy statement.

                                          By order of the Board of Directors,

                                          PATRICIA A. GRAY, Secretary

April 28, 2000
Westborough, Massachusetts

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                        ARCH COMMUNICATIONS GROUP, INC.
                        1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581

                                PROXY STATEMENT

                      2000 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2000

     THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY ARCH'S BOARD OF DIRECTORS FOR USE AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 16, 2000, AT 11:00 A.M. (LOCAL TIME) AT HALE AND DORR LLP, 31ST FLOOR, 60 STATE STREET, BOSTON, MASSACHUSETTS 02109, AND AT ANY ADJOURNMENTS THEREOF .

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying notice of meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the secretary of Arch. Attendance at the meeting will not itself be deemed to revoke a proxy unless the stockholder affirmatively revokes the proxy.

     On April 7, 2000, the record date for determination of stockholders entitled to notice of and to vote at the meeting, there were issued and outstanding and entitled to vote 60,837,603 shares of common stock, $.01 par value per share, 2,712,185 shares of Class B common stock and 250,000 shares of Series C convertible preferred stock, $.01 par value per share. Each share of common stock entitles the record holder thereof to one vote, each share of Class B common stock entitles the record holder thereof to 1/100th of a vote (on matters other than the election of directors) and each share of Series C preferred stock entitles the record holder thereof to 7.0176 votes, at the meeting.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND ARCH'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1999 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 28, 2000. ARCH WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO ARCH, 1800 WEST PARK DRIVE, SUITE 250, WESTBOROUGH, MASSACHUSETTS 01581,
ATTENTION: INVESTOR RELATIONS. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of shares of common stock as of April 7, 2000 by (i) each person known by Arch to own beneficially more than 5% of the outstanding shares of common stock, (ii) each current director of Arch, (iii) Arch's chief executive officer and the other executive officers listed in the Summary Compensation Table below and (iv) all current directors and executive officers of Arch as a group.

     Because Class B common stock is not entitled to vote in the election of directors and is entitled to only 1/100th of a vote on other matters, the voting power of its holders is less than their percentages of beneficial ownership shown in the table. Thus, the Class B stockholders identified in notes (2) and
(3) to the table would be entitled to cast a maximum of 17.0% of the votes in the election of directors, assuming that they -- and only they -- exercised outstanding options and warrants. This contrasts with the 20.2% of beneficial ownership which is obtained by adding their individual beneficial ownership percentages in the table.

                                                         SHARES UNDERLYING
                                                            OPTIONS AND
                                           SHARES            WARRANTS            TOTAL
                                       OUTSTANDING AT    EXERCISABLE PRIOR    BENEFICIALLY
NAME                                   APRIL 7, 2000      TO JUNE 6, 2000        OWNED        PERCENTAGE
----                                   --------------    -----------------    ------------    ----------
Sandler Capital Management(1)........     1,724,019          2,722,110          4,446,129         6.5%
W.R. Huff Asset Management Co.,
  L.L.C.(2)..........................     8,345,429            568,002          8,913,431        13.5%
Whippoorwill Associates, Inc.(3).....     3,939,048            439,904          4,378,952         6.7%
Funds affiliated with Resurgence
  Asset Management(4)................     9,350,596                 --          9,350,596        14.3%
Paul Tudor Jones(5)..................     4,136,799            126,176          4,262,975         6.5%
Citigroup Inc.(6)....................     6,097,031                 --          6,097,031         9.3%
Bay Harbour Management, L.C.(7)......     4,405,201                 --          4,405,201         6.7%
State of Wisconsin Investment
  Board(8)...........................       602,776          3,125,556          3,728,332         5.4%
C. Edward Baker, Jr. ................        37,434            181,035            218,469           *
Lyndon R. Daniels....................         4,000             46,250             50,250           *
John B. Saynor.......................        64,642            123,827            188,469           *
J. Roy Pottle........................            --             26,834             26,834           *
Paul H. Kuzia........................         1,320             27,813             29,133           *
R. Schorr Berman(9)..................       655,671          1,140,198          1,795,869         2.7%
James S. Hughes......................        40,196             76,392            116,588           *
John Kornreich(10)...................     1,804,898          2,860,989          4,665,887         6.8%
Allan L. Rayfield....................           334              3,576              3,910           *
John A. Shane(11)....................         6,856             17,769             24,625           *
Edwin M. Banks(12)...................     8,345,429            569,002          8,914,431        13.5%
H. Sean Mathis.......................            --              1,000              1,000           *
All current directors and executive
  officers as a group (12 persons)...    10,960,780          5,074,685         16,035,465        22.8%

---------------
  *  Less than 0.5%

 (1) Sandler has sole voting and investment power over 104,000 of such shares and 171,116 of the shares issuable upon exercise of warrants and shared voting and investment power over the remaining shares and warrants.

 (2) Consists of 7,138,217 shares and 568,002 shares issuable upon exercise of warrants W.R. Huff manages on behalf of various discretionary accounts and 1,207,212 shares held by The Huff Alternative Income Fund, L.P., an affiliate of W.R. Huff. W.R. Huff disclaims beneficial ownership of these shares.

 (3) All of such shares are owned by various limited partnerships, a limited liability company, a trust and third party accounts for which Whippoorwill Associates, Inc. has discretionary authority and acts as general partner or investment manager. This information is based on Amendment No. 2 to
     Schedule 13D filed by Whippoorwill Associates, Inc. on February 29, 2000 and the Form 4 filed by Whippoorwill Associates, Inc. on March 10, 2000 with the Securities and Exchange Commission.

 (4) Includes 3,431,350 shares beneficially owned by various funds for which Resurgence Asset Management, L.L.C. acts as investment manager and/or general partner, 2,203,795 shares beneficially owned by various funds for which Resurgence Asset Management International L.L.C. acts as investment manager and/or general partner, 3,093,097 shares beneficially owned by various funds for which Re/Enterprise Asset Management, L.L.C. acts as investment manager and/or general partner, 45,959 shares held by Kingstreet Ltd., 119,835 shares held by Resurgence Parallel Fund, Inc., 35,560 shares held by M.D. Sass Associates, Inc. Employees Profit Sharing Plan, 127,601 shares held by James B. Rubin, 154,972 shares held by Devonshire Capital Partners, L.L.C., 127,041 shares held by J.B. Rubin & Company Profit Sharing Plan, 4,810 shares held by Guadalupe G. Rubin IRA, 5,813 shares held by James B. Rubin, IRA and 763 shares held by Resurgence Asset Management L.L.C. Employee Retirement Plan. Resurgence Asset Management, L.L.C., Resurgence Asset Management International L.L.C. and Re/Enterprise Asset Management, L.L.C., may be deemed to beneficially own the shares held by the funds for which each acts as investment manager and/or general partner and each disclaims beneficial ownership of such shares. James B. Rubin serves as chief investment officer and is responsible for the day-to day investment activities of each of Resurgence Asset Management, L.L.C., Resurgence Asset Management International, L.L.C. and Re/Enterprise Asset Management, L.L.C. This information is based on Amendment No. 1 to Schedule 13G filed by the funds affiliated with Resurgence Asset Management with the Securities and Exchange Commission on February 15, 2000.

 (5) Includes 960,139 shares and 33,417 shares issuable upon exercise of warrants held by Tudor BVI Futures, Ltd., 2,745,589 shares and 76,397 shares issuable upon exercise of warrants held by The Raptor Global Portfolio Ltd., 10,650 shares held by The Alter Rock Fund, L.P., 204,346 shares and 8,181 shares issuable upon exercise of warrants held by The Upper Mill Capital Appreciation Fund Ltd. and 216,075 shares and 8,181 shares issuable upon exercise of warrants held by Tudor Proprietary Trading, L.L.C. Tudor Investment Corporation may be deemed to beneficially own the shares held by Tudor BVI Futures, Ltd., The Raptor Global Portfolio Ltd., The Alter Rock Fund, Ltd. and The Upper Mill Capital Appreciation Fund Ltd. because Tudor Investment Corporation is the sole general partner of The Alter Rock Fund L.P. and provides investment advisory services to The Raptor Global Portfolio Ltd., Tudor BVI Futures, Ltd. and The Upper Mill Capital Appreciation Fund Ltd. Mr. Jones may be deemed to beneficially own the shares held by Tudor Investment Corporation and Tudor Proprietary Trading, L.L.C. because he is the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C. and the controlling stockholder of Tudor Investment Corporation. This information is based on Amendment No. 1 to
     Schedule 13G filed by Paul Tudor Jones, II and Tudor Investment Corporation with the Securities and Exchange Commission on February 14, 2000.

 (6) Includes 3,144,828 shares held by SSB Citi Fund Management LLC and 2,891,513 held by Salomon Smith Barney Inc. Citigroup Inc. may be deemed to beneficially own all of these shares because Citigroup is the sole shareholder of Salomon Smith Barney Holdings, Inc. Salomon Smith Barney Holdings, Inc. is the sole shareholder of each of SSB Citi Fund Management LLC and Salomon Brothers Holding Company Inc. Salomon Brothers Holding Company Inc. is the sole shareholder of

     Salomon Smith Barney Inc. Citigroup Inc. and Salomon Smith Barney Holdings Inc. each disclaim beneficial ownership of all of these shares. This information is based on Amendment No. 1 to Schedule 13G filed by Citigroup Inc. with the Securities and Exchange Commission on February 8, 2000.

 (7) This information is based on the Schedule 13G filed by Bay Harbour Management, L.C. with the Securities and Exchange Commission on February 14, 2000.

 (8) This information is based on the Schedule 13G filed by State of Wisconsin Investment Board with the Securities and Exchange Commission on February 9, 2000.

 (9) Includes 649,337 shares and 1,122,334 shares issuable upon exercise of warrants held by Memorial Drive Trust, over which Mr. Berman may be deemed to share voting and investment power as administrator and chief executive officer of Memorial Drive Trust. Mr. Berman disclaims beneficial ownership of such shares held by Memorial Drive Trust. This information is based on the Schedule 13G filed by Memorial Drive Trust with the Securities and Exchange Commission on February 14, 2000.

(10) Includes 1,694,686 shares and 2,722,110 shares issuable upon exercise of warrants beneficially owned by Sandler Capital Management, over which Mr. Kornreich may be deemed to have voting and investment power as managing director, and 63,334 shares beneficially owned by two limited partnerships, over which Mr. Kornreich may be deemed to have voting and investment power as a general partner. Mr. Kornreich disclaims beneficial ownership of all such shares.

(11) Includes 351 shares and 606 shares issuable upon exercise of warrants owned by Palmer Service Corporation, over which Mr. Shane may be deemed to have voting and investment power as president and sole stockholder of Palmer Service Corporation, 159 shares issuable upon conversion of $8,000 principal amount of Arch's 6 3/4% convertible subordinated debentures due 2003 held by Palmer Service Corporation, and 418 shares issuable upon conversion of Arch's 6 3/4% convertible subordinated debentures held by Mr. Shane.

(12) Includes 7,138,217 shares and 568,002 shares issuable upon exercise of warrants W.R. Huff manages on behalf of various discretionary accounts and 1,207,212 shares held by The Huff Alternative Income Fund, L.P., an affiliate of W.R. Huff. Mr. Banks is a portfolio manager of W.R. Huff. Mr. Banks disclaims beneficial ownership of all such shares.

Each person or entity listed in the table has an address c/o Arch except for:

     - Sandler Capital Management, 767 Fifth Avenue, 45th Floor, New York, New York 10153

     - W.R. Huff Asset Management Co., L.L.C. 67 Park Place, Ninth Floor, Morristown, NJ 07960

     - Paul Tudor Jones II, c/o Tudor Investment Corporation, 600 Steamboat Road, Greenwich, CT 06830

     - Whippoorwill Associates, Inc. 11 Martine Avenue, White Plains, New York 10606

     - Resurgence Asset Management L.L.C., 10 New King Street, 1st Floor, White Plains, New York 10604

     - Citigroup Inc., 153 East 53(rd) Street, New York, New York 10043

     - State of Wisconsin Investment Board, P.O. Box 7842, Madison, Wisconsin 53707

     - Bay Harbour Management, L.C., 777 South Harbour Island Boulevard, Suite 270, Tampa, Florida 33602

VOTES REQUIRED

     The holders of a majority of the shares of common stock, Class B common stock and Series C preferred stock (assuming the conversion of the Series C preferred stock into common stock), voting together as a single class, (as so calculated, the "voting stock") issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of common stock, Class B common stock and Series C preferred stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented at the meeting) will be counted for purposes of determining whether a quorum exists at the meeting.

     The affirmative vote of the holders of a plurality of the shares of voting stock voting on the matter is required for the election of directors (Proposal
1). The affirmative vote of the holders of a majority of the shares of voting stock present or represented by proxy and voting on the matter is required for the approval of the amendments to Arch's Non-Employee Directors' Stock Option Plan (Proposal 2), the approval of the 2000 Stock Incentive Plan (Proposal 3) and the ratification of Arthur Andersen LLP as Arch's independent public accountants for the year ending December 31, 2000 (Proposal 4).

     Shares of voting stock which abstain from voting as to a particular matter, and shares of voting stock held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as shares voted in favor of such matter and will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Arch's board of directors is divided into three classes. The term of each class of directors is three years and the terms of the three classes are staggered in such a manner that only one class is elected each year. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those whose terms are expiring. This year's nominees are to be elected to serve until the sooner of the 2003 annual meeting of stockholders or until their respective successors are elected and qualified.

     The persons named in the enclosed proxy will vote to elect as directors John B. Saynor, John A. Shane and H. Sean Mathis, the nominees named below, unless the proxy is marked otherwise. Messrs. Saynor, Shane and Mathis are currently directors of the company. Messrs. Saynor, Shane and Mathis have indicated their willingness to serve if elected; however, if Messrs. Saynor, Shane and/or Mathis should be unable to serve, the proxies may be voted for substitute nominees selected by the board of directors or for a reduction in the number of directors, as determined by the board of directors.

     Set forth below are the names of the current directors of Arch and the nominees for election at the meeting, their ages, the year in which each first became a director of the company, their principal occupations and employment during the past five years and the names of other public companies of which they are a director as of April 7, 2000. Also set forth below are the names of the other current executive officers of Arch, their ages and their principal occupations and employment during the past five years.

                                                            POSITIONS WITH COMPANY,
                                                           PRINCIPAL OCCUPATIONS AND
            NAME AND PERIOD OF                             EMPLOYMENT OVER PAST FIVE
          SERVICE AS A DIRECTOR             AGE             YEARS, AND DIRECTORSHIPS
          ---------------------             ---    ------------------------------------------
                             NOMINEES WHOSE TERMS EXPIRE IN 2003
John B. Saynor............................  59     Executive Vice President of Arch since
Director since 1986                                1990; President and Chief Executive
                                                   Officer of Arch from 1986 to March 1988;
                                                   Chairman of the Board of Arch from 1986
                                                   until May 1989.
John A. Shane(1)..........................  67     President of Palmer Service Corporation, a
Director since 1988                                venture capital firm, since 1972; director
                                                   of the following public companies and
                                                   registered investment companies: Gensym
                                                   Corporation, Overland Data, Inc., and
                                                   United Asset Management Corporation

                                                            POSITIONS WITH COMPANY,
                                                           PRINCIPAL OCCUPATIONS AND
            NAME AND PERIOD OF                             EMPLOYMENT OVER PAST FIVE
          SERVICE AS A DIRECTOR             AGE             YEARS, AND DIRECTORSHIPS
          ---------------------             ---    ------------------------------------------
H. Sean Mathis(1).........................  53     President of Litchfield Asset Holdings, an
Director since 1999                                investment advisory company, since 1999;
                                                   Chairman of the Board of Allis Chalmers,
                                                   Inc., January 1996 to 1999; from July 1996
                                                   to September 1997, Chairman of the Board
                                                   of Universal Gym Equipment Inc., a
                                                   privately owned company which filed for
                                                   protection under the Bankruptcy Code in
                                                   July 1997; from 1991 to 1995, President of
                                                   RCL Capital Corporation, which was merged
                                                   into DISC Graphics in November 1995;
                                                   director of Kasper A.S.L. Ltd. and
                                                   Thousand Trails, Inc.
                            DIRECTORS WHOSE TERMS EXPIRE IN 2002
James S. Hughes(1)........................  57     President and Chief Executive Officer of
Director since 1986                                Norwich Corporation, a real estate
                                                   investment and service firm, since 1987.
Allan L. Rayfield(2)......................  64     Consultant since 1995; director of Parker
Director since 1997                                Hannifin Corporation and Acme Metals
                                                   Incorporated.
Edwin M. Banks(2).........................  37     Employed by W.R. Huff Asset Management
Director since 1999                                Co., L.L.C. since 1988 and currently
                                                   serves as a portfolio manager; director of
                                                   e/spire Communications, Inc.
                            DIRECTORS WHOSE TERMS EXPIRE IN 2001
C. Edward Baker, Jr.......................  49     Chief Executive Officer of Arch since 1988
Director since 1988                                and Chairman of the Board since May 1989;
                                                   from 1988 until January 1998, President of
                                                   Arch.
R. Schorr Berman(2).......................  51     President and Chief Executive Officer of
Director since 1986                                MDT Advisers, Inc., an investment adviser,
                                                   since 1987; director of Mercury Computer
                                                   Systems, Inc.
John Kornreich............................  54     Managing Director of Sandler Capital
Director since 1998                                Management Co., Inc. since 1988.

                                                            POSITIONS WITH COMPANY,
                                                           PRINCIPAL OCCUPATIONS AND
                                                           EMPLOYMENT OVER PAST FIVE
                   NAME                     AGE             YEARS, AND DIRECTORSHIPS
                   ----                     ---    ------------------------------------------
                              OTHER EXECUTIVE OFFICERS OF ARCH
Lyndon R. Daniels.........................  47     President and Chief Operating Officer of
                                                   Arch since January 1998; President and
                                                   Chief Executive Officer of Pacific Bell
                                                   Mobile Services, a subsidiary of SBC
                                                   Communications Inc., from November 1993 to
                                                   January 1998.
J. Roy Pottle.............................  41     Executive Vice President and Chief
                                                   Financial Officer of Arch since February
                                                   1998; Vice President and Treasurer of
                                                   Jones Intercable, Inc., a cable television
                                                   operator, from October 1994 to February
                                                   1998.
Paul H. Kuzia.............................  57     Executive Vice President, Technology and
                                                   Regulatory Affairs of Arch since September
                                                   1996; Vice President, Engineering and
                                                   Regulatory Affairs of Arch from 1988 to
                                                   September 1996; prior to 1988, director of
                                                   operations at Message Center Inc.

---------------
(1) Member of the Audit Committee.

(2) Member of the Executive Compensation and Stock Option Committee.

     For information regarding beneficial ownership of Arch's common stock, Class B common stock and by each current director, see "Security Ownership of Certain Beneficial Owners and Management".

BOARD AND COMMITTEE MEETINGS

     During the year ended December 31, 1999 the board of directors held 20 meetings, including regular, special and telephonic meetings.

     In order to facilitate the various functions of the board of directors, the board has created an audit committee and an executive compensation and stock option committee (the "compensation committee"). There is no standing nominating committee of the board.

     Messrs. Shane (Chairman), Hughes and Mathis currently serve on the audit committee. (Mr. Berman served on the audit committee until his resignation therefrom on August 12, 1999. Mr. Mathis has served on the audit committee since August 12, 1999). The audit committee reviews the annual financial statements of Arch prior to their submission to the board of directors and consults with Arch's independent public accountants to review financial results, internal financial controls and procedures, audit plans and recommendations. The audit committee also recommends the selection, retention or termination of independent public accountants and approves services provided by independent public accountants prior to the provision of such services. The audit committee held five meetings during the year ended December 31, 1999. The audit committee has recommended that Arthur Andersen LLP be selected as the independent public accountants for Arch for the year ending December 31, 2000. See "Proposal 4 -- Ratification of Selection of Independent Public Accountants".

     Messrs. Berman (Chairman), Banks and Rayfield currently serve on the compensation committee. (Mr. Shane served on the compensation committee until his resignation therefrom on August 12, 1999. Mr. Banks has served on the compensation committee since August 12, 1999.)The compensation committee recommends to the board the compensation of executive officers, key managers and directors and administers Arch's stock plans. The compensation committee held 12 meetings during the year ended December 31, 1999.

     In 1999, all directors attended at least 75% of the total number of meetings of the board of directors and of the committees on which they serve.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Arch's directors, executive officers and holders of more than 10% of Arch's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock of Arch. Arch believes that during the year ended December 31, 1999 all officers, directors and holders of more than 10% of Arch's common stock complied with all Section 16(a) filing requirements.

DIRECTOR COMPENSATION

  FEES AND EXPENSES

     Arch pays its non-employee ("outside") directors an annual fee of $5,000, an additional annual fee of $1,000 for serving as chairs of board committees, $2,000 for each meeting of the board of directors attended and $750 for each board committee meeting attended. Arch also reimburses all directors for customary and reasonable expenses incurred in attending board and board committee meetings.

     Under a deferred compensation plan for Arch's outside directors, each outside director has the right to make an election to defer his compensation as an outside director ("director compensation") and to receive the deferred amounts in cash on a specific calendar date or a date on which a certain event occurs, such as the date he ceases to be an outside director (the "distribution date"). All deferred compensation is credited, as of the date on which such compensation would have been paid, at the participant's election in either cash or shares of Arch common stock based on the market price of such shares as of the date such compensation would have been paid. On the distribution date, any deferred compensation credited in shares of common stock is converted into cash by valuing each stock unit at the market price of a share of common stock on the distribution date. Mr. Rayfield and Mr. Banks are the only outside directors who have elected to participate in this plan. Mr. Rayfield elected to defer all of his 1999 director compensation, of which 50% will be credited in cash and 50% will be credited in shares of common stock of Arch, until the date he ceases to be a director of the company. Mr. Banks elected to defer all of his 1999 director compensation of which 100% will be credited in shares of Arch common stock, until the date he ceases to be a director of the company.

OUTSIDE DIRECTORS' STOCK OPTION PLANS

     Non-Employee Directors' Stock Option Plan. Currently, a total of 46,733 shares of common stock may be issued upon the exercise of options granted under Arch's Non-Employee Directors' Stock Option Plan (the "outside directors' option plan"). Only directors of Arch who are not employees of the company are eligible to receive options under the outside directors' option plan. Options granted under the outside directors' option plan do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the outside directors' option plan, outside directors receive annual grants (on the annual meeting date of each year) of options to purchase 3,000 shares of common stock. In addition, newly elected or appointed outside directors receive options to purchase 3,000 shares of common stock as of the date of their initial appointment or election. All options have an exercise price equal to the fair market value of the common stock on the date of grant.

     Currently, each option under the outside directors' option plan becomes exercisable with respect to 100% of the shares subject to the option on the date of grant, subject to Arch's repurchase option which would allow Arch to repurchase, at its option up to 75% of the total number of shares subject to such option on the date of grant less 25% on each of the first three anniversaries of the date of grant. In general, an optionee may exercise his or her option only while he or she is a director of Arch and for 90 days after he or she ceases to be a director of the company (one year if due to death or permanent and total disability). In addition, options expire immediately if a director is terminated for "cause". Unexercised options expire ten years after the date of grant. Options are not transferable or assignable other than upon the death of the optionee or pursuant to a qualified domestic relations order (as defined in the Code).

     An optionee's options become fully vested upon his or her death and all options become fully vested in the event of a change in control of Arch (as defined in the outside directors' option plan, which includes a merger in which the stockholders prior to the merger own less than 80% of the voting power of the combined entity). Pursuant to the terms of the outside directors' option plan, all options outstanding on May 16, 1995, covering a total of 2,406 shares of common stock exercisable at $37.41 per share and none of which was held by Arch's current directors, became fully exercisable and vested as a result of the company's purchase of approximately 37% of USA Mobile Communications Holdings, Inc.'s ("USA Mobile") then outstanding capital stock in the first step of the company's acquisition of USA Mobile.

     Under the outside directors' option plan, Messrs. Berman, Hughes and Shane have each received (i) an option to purchase 1,000 shares of common stock at an exercise price of $82.68 per share upon the completion of Arch's acquisition of USA Mobile on September 7, 1995, (ii) an option to purchase 1,000 shares of common stock at an exercise price of $70.50 per share on December 26, 1995,
(iii) an option to purchase 1,000 shares of common stock at an exercise price of $23.625 per share on December 24, 1996, (iv) an option to purchase 1,000 shares of common stock at an exercise price of $13.6875 per share on December 24, 1997,
(v) an option to purchase 1,000 shares of common stock at an exercise price of $4.3125 per share on December 24, 1998 and (vi) an option to purchase 1,000 shares of common stock at an exercise price of $6.0939 per share on May 18, 1999. Mr. Rayfield received, under the outside directors' option plan, (i) an option to purchase 1,000 shares of common stock at an exercise price of $23.625 per share upon his election to the board of directors on July 28, 1997, (ii) an option to purchase 1,000 shares of common stock at an exercise price of $13.6875 per share on December 24, 1997, (iii) an option to purchase 1,000 shares of common stock at an exercise price of $4.3125 per share on December 24, 1998 and
(iv) an option to purchase 1,000 shares of common stock at an exercise price of $6.0939 per share on May 18, 1999. Mr. Kornreich received, under the outside directors' option plan, (i) an option to purchase 1,000 shares of common stock at an exercise price of $12.375 upon his election to the board of directors on June 29, 1998, (ii) an option to purchase 1,000 shares of common stock at an exercise price of $4.3125 per share on December 24, 1998 and (iii) an option to purchase 1,000 shares of common stock at an exercise price of $6.0939 per share on May 18, 1999. Messrs. Banks and Mathis each received, under the outside directors' option plan, an option to purchase 1,000 shares of common stock at an exercise price of $7.8282 per share upon his election to the board of directors on June 3, 1999. As of April 7, 2000, options to purchase an aggregate of 27,000 shares of common stock were outstanding and 2,406 options had been exercised under the outside directors' option plan. For information relating to proposed amendments to the outside directors' option plan, see "Proposal 2 -- Approval of Amendment to the Company's Non-Employee Directors' Stock Option Plan".

     1995 Outside Directors' Stock Option Plan. Under Arch's 1995 Outside Directors' Stock Option Plan (the "1995 directors' plan"), Messrs. Berman, Hughes and Shane each received an option to purchase 1,667 shares of common stock at an exercise price equal to the fair market value of the common stock on January 30, 1995 ($55.50 per share). Each option under the 1995 directors' plan becomes exercisable at the rate of 20% of the shares subject to the option on the first anniversary of the date of grant and 5% of the shares subject to the option per calendar quarter thereafter. In the event of a change in control of Arch (as defined therein), all outstanding options will become fully exercisable and vested. In general, an optionee may exercise his option, to the extent vested, only while he is a director of Arch and for one year after he ceases to be a director of Arch. Unexercised options expire ten years after the date of grant. Options are not transferable or assignable other than upon the death of the optionee or pursuant to a qualified domestic relations order (as defined in the Code). The 1995 directors' plan was terminated on September 7, 1995, but outstanding options continue to vest on the same terms as in effect prior thereto. As of April 7, 2000, options to purchase an aggregate of 5,001 shares of common stock were outstanding and no options had been exercised under the 1995 directors' plan.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the annual and long-term compensation of Arch's chief executive officer and certain other executive officers (the "named executive officers") for the years ended December 31, 1997, 1998 and 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                        ------------
                                                     ANNUAL COMPENSATION                 OPTIONS TO
                                         --------------------------------------------     PURCHASE
                                                                         OTHER ANNUAL     COMPANY
                                                                         COMPENSATION   COMMON STOCK
NAME AND PRINCIPAL POSITION DURING 1999  YEAR   SALARY $   BONUS($)(1)      ($)(2)         (#)(3)
---------------------------------------  ----   --------   -----------   ------------   ------------
C. Edward Baker, Jr. .................   1999   $434,337    $185,000       $  4,163       150,000
  Chairman and Chief                     1998    373,742     135,000            600       151,554(4)
  Executive Officer                      1997    353,317     227,500            600        16,545
Lyndon R. Daniels.....................   1999    313,735     203,000         23,363(5)     91,667
  President and Chief Operating          1998    295,416          --        113,905(5)     46,666
  Officer (joined Arch in January 1998)
J. Roy Pottle.........................   1999    228,896     140,000          2,317        66,666
  Executive Vice President and           1998    179,200          --         99,304(5)     30,000
  Chief Financial Officer (joined
  Arch in February 1998)
John B. Saynor........................   1999    161,667      44,092          1,490        20,000
  Executive Vice President               1998    157,646      41,770            600        17,247(6)
                                         1997    153,188      72,900            600         5,302
Paul H. Kuzia.........................   1999    190,163      64,480          3,373        41,666
  Executive Vice President/              1998    165,489      58,435            600        29,616(7)
  Technology and Regulatory Affairs      1997    157,633      77,400            600         5,629

---------------
(1) Represents bonus paid in such fiscal year with respect to prior year.

(2) Represents Arch's matching contributions paid under Arch's 401(k) plan.

(3) No restricted stock awards or stock appreciation rights (SARs) were granted to any of the named executive officers during the years ended December 31, 1997, 1998 or 1999.

(4) Includes options to purchase 136,563 shares granted as part of the January 16, 1998 option repricing program.

(5) Represents reimbursement for certain relocation costs and associated taxes.

(6) Includes options to purchase 11,968 shares granted as part of the January 16, 1998 option repricing program.

(7) Includes options to purchase 23,229 shares granted as part of the January 16, 1998 option repricing program.

  EXECUTIVE RETENTION AGREEMENTS

     Arch is a party to executive retention agreements for a total of seventeen executives, including Messrs. Baker, Daniels, Kuzia, Pottle and Saynor.

     The purpose of the executive retention agreements is to assure the continued employment and dedication of the executives without distraction from the possibility of a change in control (as defined in the executive retention agreements) of Arch. In the event of a change in control, and the termination of the executive's employment at any time within the 12-month period thereafter by Arch (other than for cause, disability or death) or by the executive for good reason (as defined in the executive retention agreements), the executive shall be eligible to receive (i) a cash severance payment equal to the executive's base salary plus any other amounts earned through the date of termination (to the extent not previously paid), (ii) an additional lump sum cash payment equal to a specified multiple (the "multiple") of the sum of (a) the executive's annual base salary in effect at the time of the change in control and (b) the average bonus paid for the three calendar years immediately preceding the calendar year during which the change in control occurs, and (iii) any amounts or benefits required to be paid or provided to the executive or which the executive is eligible to receive following the executive's termination under any plan, program, policy, practice, contract or agreement of Arch. In addition, until the earlier of (a) 12 months after termination or (b) the executive becomes reemployed with another employer and is eligible to receive substantially equivalent benefits, Arch shall arrange to provide the executive with life, disability, accident and health insurance benefits similar to those previously maintained. The multiple for Messrs. Baker, Daniels, Pottle, Saynor and Kuzia is three, and the multiple for the other executives is one or two. Good reason is defined to include, among other things, a material reduction in employment responsibilities, compensation or benefits or, in the case of Mr. Baker, the failure to become the chief executive of any entity succeeding or controlling Arch. Each of these executive retention agreements also provides that all options held by the executive shall become immediately exercisable in full upon a change in control. Change in control is defined to include the acquisition of 50% or more of the outstanding voting securities of Arch by any entity or group, a change in a majority of the board of directors of Arch and a sale of all or substantially all the assets of the company or a merger involving the company where the stockholders prior to such merger hold less than a majority of the voting power of the combined entity following such merger. The board of directors approved amendments to these agreements that provide that the proposed acquisition of PageNet, if consummated, would not constitute a change in control for purposes of option acceleration and that a change in control in a merger involving the company would only occur if it resulted in the stockholders prior to such merger holding less than a majority of the voting power of the combined entity and the directors of the company ceasing to constitute a majority of the directors of the combined entity.

  STOCK OPTION GRANTS

     The following table summarizes certain information regarding options to purchase shares of common stock granted to the named executive officers during the year ended December 31, 1999. No SARs were granted during the year ended December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS                               POTENTIAL REALIZABLE
                       --------------------------------------------                   VALUE AT ASSUMED
                         NUMBER OF      PERCENT OF                                  ANNUAL RATES OF STOCK
                        SECURITIES     TOTAL OPTIONS                               PRICE APPRECIATION FOR
                        UNDERLYING      GRANTED TO     EXERCISE OR                     OPTIONS TERM(3)
                          OPTIONS      EMPLOYEES IN     BASE PRICE    EXPIRATION   -----------------------
        NAME           GRANTED(#)(1)    FISCAL YEAR    ($/SHARE)(2)      DATE        5%($)       10%($)
        ----           -------------   -------------   ------------   ----------   ---------   -----------
C. Edward Baker......     150,000          11.64%        $7.8282       06/03/09    $738,467    $1,871,420
Lyndon R. Daniels....      91,667           7.11          7.8282       06/03/09     451,287     1,143,650
J. Roy Pottle........      66,666           5.17          7.8282       06/03/09     328,204       831,734
John B. Saynor.......      20,000           1.55          7.8282       06/03/09      98,462       249,523
Paul H. Kuzia........      41,666           3.23          7.8282       06/03/09     205,126       519,831

---------------
(1) Options generally become exercisable at a rate of 20% of the shares subject to the option on each of the first five anniversaries of the date of grant.

(2) The exercise price is equal to the fair market value of the common stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted and are not intended to forecast future appreciation of the price of the common stock. The named executive officers will realize gain upon the exercise of these options only if an increase in the price of the common stock which benefits all Arch stockholders proportionately.

  OPTION EXERCISES AND YEAR-END OPTION TABLE

     The following table sets forth certain information regarding the exercise of options to purchase shares of common stock during the year ended December 31, 1999 and such options held as of December 31, 1999 by the named executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                            VALUE OF UNEXERCISED
                            SHARES                       NUMBER OF SECURITIES             IN-THE-MONEY OPTIONS AT
                          ACQUIRED ON    VALUE          UNDERLYING UNEXERCISED                FISCAL YEAR-END
                           EXERCISE     REALIZED      OPTIONS AT FISCAL YEAR-END       (EXERCISABLE)/(UNEXERCISABLE)
NAME                          (#)        ($)(1)    (EXERCISABLE)/(UNEXERCISABLE)(#)                ($)(2)
----                      -----------   --------   ---------------------------------   ------------------------------
C. Edward Baker, Jr.....                               72,959          228,595                --              --
Lyndon R. Daniels.......      --          --           16,335          121,998                --              --
J. Roy Pottle...........      --          --           10,500           86,166                --              --
John B. Saynor..........      --          --            6,706           30,541                --              --
Paul H. Kuzia...........      --          --           14,371           56,911                --              --

---------------
(1) Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.

(2) Based on the fair market value of the common stock on December 31, 1999 ($6.5938 per share) less the option exercise price.

  ACCELERATION OF CERTAIN STOCK OPTIONS

     Arch's 1989 Stock Option Plan, as amended (the "1989 option plan"), provides that all options granted thereunder become fully exercisable and vested upon the occurrence of any of the following events: (i) the acquisition by any person of 20% or more of Arch's common stock if, within 24 months thereafter, a majority of the persons elected to Arch's board of directors is not approved by vote of two-thirds of the directors in office at the time of the acquisition;
(ii) a merger, consolidation or sale of all or substantially all of Arch's assets; or (iii) the adoption of a proposal to liquidate or dissolve Arch. As a result of the completion of Arch's acquisition of USA Mobile, all options outstanding as of September 7, 1995 under the 1989 option plan, covering a total of 52,086 shares of common stock, became fully exercisable and vested, including options to purchase 13,296 and 1,493 shares of common stock, respectively, then held by Messrs. Baker and Kuzia.

     Arch's Stock Option Plan which was adopted in 1994 and amended and restated on January 26, 1995 (the "1994 option plan") provides that all options granted thereunder become fully exercisable and vested in the event of a change in control of the company (as defined therein). Pursuant to the terms of the 1994 option plan, all options outstanding on May 16, 1995, covering a total of 187,935 shares of common stock, became fully exercisable and vested as a result of Arch's purchase of approximately 37% of USA Mobile's then outstanding capital stock in the first step of the company's acquisition of USA Mobile.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of Arch's compensation committee are Edwin M. Banks, R. Schorr Berman and Allan L. Rayfield. Messrs. Berman and Rayfield served on the compensation committee throughout 1999. Mr. Banks has served on the compensation committee since August 12, 1999. Mr. Shane served on the compensation committee until his resignation therefrom on August 12, 1999.

     C. Edward Baker, Jr., the chairman and chief executive officer of Arch, makes recommendations and participates in discussions regarding executive compensation, but he does not participate directly in discussions regarding his own compensation. No current executive officer of Arch has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers has served as a director of Arch or as a member of the compensation committee of Arch.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  OVERVIEW

     The compensation committee recommends to the board of directors the compensation of executive officers, key managers and directors and administers Arch's stock plans. Arch's executive compensation program is intended to promote the achievement of the company's business goals and, thereby, to maximize corporate performance and stockholder returns. Compensation consists of a mixture of base salary, performance bonuses and stock-based incentives. The compensation committee believes it is important to have bonuses constitute a portion of each person's compensation package in order to tie an individual's compensation level to individual and corporate performance, and believes it is important to have stock incentives constitute a portion of each person's compensation package in order to help align the interests of executives and stockholders.

     In determining levels of compensation, the compensation committee considers a number of factors such as: (i) competitive positioning, including compensation of executives and managers at comparable companies; (ii) present compensation levels; (iii) individual performance, including expected future contributions to the company; and (iv) Arch's need to attract, retain and reward key management personnel. The compensation committee, in determining Mr. Baker's compensation, reviewed compensation for chief executives of publicly-held companies of similar size, particularly those in paging and similar businesses, Mr. Baker's individual performance against quantitative and qualitative goals and the performance of Arch.

  BASE SALARY

     The base salary of each executive officer and key manager is reviewed annually. In setting base salaries, the compensation committee considers the factors described above. During the year ended December 31, 1999, the compensation committee fixed Mr. Baker's annual base salary at $450,000.

  PERFORMANCE BONUSES

     The payment of bonuses to executive officers and key managers is directly related to their achievement of corporate and individual performance goals and Arch's performance in relation to an industry peer group. The amount of the bonus paid, if any, varies among the executive officers and managers depending on their success in achieving individual performance goals, their contribution to the achievement of corporate performance goals and Arch's performance compared to its peers.

     At the beginning of each year, Mr. Baker proposes base salary and bonus parameters for the year to the compensation committee for consideration and approval. This proposal incorporates corporate-wide goals as well as goals jointly established by Mr. Baker and each of the bonus plan participants for their individual areas of responsibility. For the year ended December 31, 1999, the compensation committee and the board of directors approved a target bonus ranging from 30-70% of the base salaries of all eligible bonus participants, which included all executive officers and other key managers. The individual and corporate goals included in the budget generally represent objective measures of performance. These goals include quantifiable financial objectives, such as the achievement of revenue or operating cash flow targets, and milestones in asset management, marketing and other areas.

     Throughout the year, Mr. Baker meets with certain executive officers to review his or her progress in achieving these goals. These executive officers then meet with other executive officers and key managers. After the end of the year, Mr. Baker performs a final performance review with the compensation committee and presents proposed bonus award levels to the compensation committee for consideration and approval. The compensation committee has approved Mr. Baker's proposals in respect of bonuses for the year ended December 31, 1999. In recognition of the achievement of corporate and his individual goals, the compensation committee awarded Mr. Baker a bonus of $371,250 in March 2000.

  EQUITY-BASED COMPENSATION

     Grants of options under Arch's stock option plans are intended to relate executive compensation to corporate performance and to help align long-term interests of Arch's executive officers, key managers and stockholders. The compensation committee considers options to be an important method of providing an incentive for executive officers and key managers to remain with, and to continue to make significant contributions to, Arch. Therefore, in granting options the compensation committee considers the number and value of options held by each executive officer or key manager which will vest in future periods, in addition to the other factors described above. The compensation committee also seeks to maintain equitable relationships among executive officers and key managers who have similar levels of responsibility.

     During the year ended December 31, 1999, options were granted to Mr. Baker and the other named executive officers. The exercise price of all options granted to executive officers during the year ended December 31, 1999 was equal to the fair market value of Arch's common stock on the date of grant. See "Executive Compensation -- Stock Option Grants".

  EXECUTIVE RETENTION AGREEMENTS

     Arch is a party to executive retention agreements with a total of seventeen executives, including Messrs. Baker, Daniels, Pottle, Saynor and Kuzia. The purpose of these Agreements is to assure the continued employment and dedication of the executives without distraction from the possibility of a change in control (as defined in the Agreements) of the company. See "Executive Compensation -- Executive Retention Agreements".

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying "performance-based" compensation is not subject to the deduction limit if certain requirements are met. Arch intends to structure the stock options granted to its executive officers under Arch's 1989 option plan, 1997 stock option plan and 2000 Stock Incentive Plan in a manner that complies with Section 162(m) of the Code so as to mitigate any disallowance of deductions.

     The 1994 option plan (which was adopted by USA Mobile prior to its acquisition by the company) does not contain the necessary limitations to comply with the performance-based requirements of Section 162(m). Arch does not currently intend to qualify any compensation granted under the 1994 Option Plan as performance-based compensation. However, the compensation committee will continue to monitor the impact of Section 162(m) on Arch to determine whether such plan should be amended to conform to Section 162(m).

                                            THE EXECUTIVE COMPENSATION AND
                                            STOCK OPTION COMMITTEE

                                            R. Schorr Berman, Chairman
                                            Edwin M. Banks
                                            Allan L. Rayfield

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Arch and three other entities founded an offshore corporation to pursue wireless messaging opportunities in Latin America. Arch and Mr. Hughes each contributed $250,000 to this offshore corporation. Arch and Mr. Hughes made subsequent investments of $200,000 and $50,000, respectively, in the offshore corporation during 1999. Arch and Mr. Hughes currently own 15.4% and 12.4%, respectively, of the offshore corporation. Arch plans to maintain narrowband PCS licenses obtained by the offshore corporation in Chile, Argentina and Peru. The investment required to maintain these licenses is estimated at $30,000. Arch and other shareholders of the offshore corporation, including Mr. Hughes, are expected to make additional investments to fund the costs to maintain the licenses.

     Arch's board of directors have approved loans from the company to C. Edward Baker, Jr., chief executive officer and chairman of the board of Arch. The loans bear interest at 5%-9.5% annually. As of April 7, 2000, principal and accrued interest of $387,300 was outstanding.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Arch common stock for the period from December 31, 1994 through the year ended December 31, 1999 with the cumulative total return on (i) the Nasdaq Stock Market -- U.S. Index; (ii) a peer group index (the "New Peer Group Index") comprised of Metrocall, Inc., Paging Network, Inc., and WebLink Wireless Inc. (formerly known as Pagemart Wireless, Inc.) (the "New Peer Group"); and (iii) a peer group index (the "Old Peer Group Index") comprised of Metrocall, Inc., Preferred Networks, Inc., Paging Network, Inc. and WebLink Wireless Inc. (the "Old Peer Group"). Arch has selected the New Peer Group because it believes it is more representative of the paging industry than the Old Peer Group. The comparison below assumes the investment of $100 on December 31, 1994 in Arch's common stock and in the Nasdaq Stock Market -- U.S. Index and the investment of $100 on December 31, 1994 in the New Peer Group Index and Old Peer Group Index and, in each case, assumes reinvestment of all dividends. Measurement points are on December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG ARCH COMMUNICATIONS GROUP, INC., THE NASDAQ STOCK
          MARKET (U.S.) INDEX, A NEW PEER GROUP AND AN OLD PEER GROUP

                                  [LINE GRAPH]

                                        12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                                        --------   --------   --------   --------   --------   --------
Arch Communications Group, Inc........  $100.00    $136.17    $ 53.19    $ 29.08    $  8.16    $ 12.47
New Peer Group........................   100.00     140.61      82.82      65.42      34.80      27.96
Old Peer Group........................   100.00     140.61      82.82      63.15      33.37      26.83
Nasdaq Stock Market (U.S.)............   100.00     141.33     173.89     213.07     300.25     542.43

---------------
* $100 invested on 12/31/94 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

                   PROPOSAL 2 -- APPROVAL OF AMENDMENT TO THE
              COMPANY'S NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The board of directors believes that the future growth and success of Arch depends, in large part, on its ability to attract and retain qualified non-employee directors ("outside directors") and that stock option grants under Arch's outside directors' option plan have provided and will continue to provide outside directors with an important incentive to continue as directors of the company. Accordingly, the board of directors has adopted, subject to stockholder approval, an amendment to Arch's outside directors' option plan increasing the number of shares of common stock available for issuance under such Plan from 46,733 to 196,733. The board of directors of Arch believes that the amendments to the outside directors' option plan are in the best interests of the company and its stockholders and recommends that the stockholders vote FOR this proposal.

     The following is a summary of the outside directors' option plan.

SUMMARY OF THE PLAN

     The outside directors' option plan currently authorizes the issuance of up to an aggregate of 46,733 shares of common stock to outside directors. If this proposal is approved, the number of available shares will be increased to 196,733. The outside directors' option plan is administered by the compensation committee, which is authorized to make rules and regulations for the administration and interpretation of the outside directors' option plan.

     Under the outside directors' option plan, outside directors receive annual grants (on the date of the annual meeting of each year) of options to purchase 3,000 shares of common stock. In addition, newly elected or appointed outside directors receive options to purchase 3,000 shares of common stock as of the date of their initial appointment or election. All options have an exercise price equal to the fair market value of the common stock on the date of grant. Fair market value, under the outside directors' option plan, is the average of the high and low sales prices per share of common stock on the date of grant as reported in the Wall Street Journal, or, if there was no trading on such date, the next preceding date on which there was trading. Each option currently becomes exercisable as to 100% of the shares on the date of grant, subject to Arch's repurchase option which allows Arch to repurchase, at its option, up to 75% of the total number of shares subject to such option on the date of grant less 25% on each of the first three anniversaries of the date of grant. In general, an optionee may exercise his or her option, to the extent vested, only while he or she is a director of Arch and for 90 days after he or she ceases to be a director of the company (one year if due to death or permanent and total disability). In addition, options expire immediately if a director is terminated for "cause". Unexercised options expire ten years after the date of grant. Options are not transferable or assignable other than upon the death of the optionee or pursuant to a qualified domestic relations order (as defined in the Code).

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the outside directors' option plan and with respect to the sale of common stock acquired under the outside directors' option plan.

TAX CONSEQUENCES TO PARTICIPANTS

     A participant will not recognize taxable income upon the grant of an option under the outside directors' option plan. Nevertheless, a participant generally will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option (the "option stock") that is not subject to Arch's repurchase option on the exercise date over the exercise price.

     In general, a participant who exercises an option and receives shares subject to Arch's repurchase option ("restricted stock") and then makes an election under Section 83(b) of the Code (a "Section 83(b) election") within 30 days of the exercise date will be taxable as described above except that Arch's repurchase option will be treated, for tax purposes, as fully lapsed. A participant who exercises an option and receives restricted stock and does not make a Section 83(b) election within 30 days of the exercise date generally will also be taxable as described above, except that, for tax purposes, the option effectively will not be treated as having been exercised until Arch's repurchase option lapses.

     A participant will have a tax basis for any option stock equal to the exercise price plus any income recognized with respect to the option. Upon selling option stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the option stock and the participant's tax basis in the option stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the option stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the option stock for a shorter period.

TAX CONSEQUENCES TO THE COMPANY

     The grant of an option under the outside directors' option plan will have no tax consequences to Arch. The company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the outside directors' option plan.

              PROPOSAL 3 -- APPROVAL OF 2000 STOCK INCENTIVE PLAN

     On April 24, 2000, Arch's board of directors adopted the 2000 Stock Incentive Plan (the "2000 plan"). Up to 6,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2000 plan.

     The board of directors believes that the future success of Arch depends, in large part, upon the ability of Arch to maintain a competitive position in attracting, retaining and motivating key personnel. Approval of the 2000 plan by stockholders will make the employees participating in the 2000 plan eligible for the favorable tax benefits described below. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 2000 PLAN IS IN THE BEST INTERESTS OF ARCH AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 2000 PLAN

     The following summary of the 2000 plan is qualified in its entirety by reference to the 2000 plan, a copy of which is attached as Exhibit A to this proxy statement.

  DESCRIPTION OF AWARDS

     The 2000 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights (collectively "awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Arch, its parent or any subsidiaries (a "10% holder")). Options may not be granted for a term in excess of ten years (or in excess of five years in the case of incentive stock options granted to 10% holders). The 2000 Plan permits the board of directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to Arch of shares of common stock, by delivery to Arch of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of Arch to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

     Other Stock-Based Awards. Under the 2000 plan, the board of directors has the right to grant other awards based upon the common stock having such terms and conditions as the board of directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

  ELIGIBILITY TO RECEIVE AWARDS

     Officers, employees, directors, consultants and advisors of (and any individuals who have accepted an offer for employment with) Arch and its subsidiaries are eligible to be granted awards under the 2000 plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which awards may be granted to any participant under the 2000 plan may not exceed 3,000,000 shares per calendar year.

     As of April 24, 2000, approximately 5,000 persons were eligible to receive awards under the 2000 plan, including Arch's five executive officers and seven non-employee directors. The granting of awards under the 2000 plan is discretionary, and the company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

     On April 24, 2000, the last reported sale price of Arch common stock on the Nasdaq National Market was $6.0625.

  ADMINISTRATION

     The 2000 plan is administered by the board of directors. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 plan and to interpret the provisions of the 2000 plan. Pursuant to the terms of the 2000 plan, the board of directors may delegate authority under the 2000 plan to one or more committees or subcommittees of the board. The board has authorized the compensation committee to administer certain aspects of the 2000 plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 plan, the board of directors, the compensation committee, or any other committee or subcommittee to whom the board delegates authority, as the case may be, selects the recipients of awards and determines
(i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

     The board of directors is required to make appropriate adjustments in connection with the 2000 plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other reorganization event or change in control event (each as defined in the 2000 plan), the board of directors is authorized to provide for outstanding options or other stock-based awards to be assumed or substituted for, to accelerate the awards to make them fully exercisable prior to consummation of the event or to provide for a cash out of the value of any outstanding options. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any common stock not being issued, the unused shares of common stock covered by such award will again be available for grant under the 2000 plan.

  AMENDMENT OR TERMINATION

     No award may be made under the 2000 plan after April 24, 2010, but Awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2000 plan, except that no award designated as subject to Section 162(m) of the Code by the board of directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by Arch's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2000 plan and with respect to the sale of common stock acquired under the 2000 plan.

  INCENTIVE STOCK OPTIONS

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option ("ISO stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO stock will vary with the length of time that the participant has owned the ISO stock at the time it is sold. If the participant sells ISO stock after having owned it for at least two years from the date the option was granted (the "grant date") and one year from the date the option was exercised (the "exercise date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO stock over the exercise price.

     If the participant sells ISO stock for more than the exercise price prior to having owned it for at least two years from the grant date and one year from the exercise date (a "disqualifying disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO stock for more than one year prior to the date of sale.

     If a participant sells ISO stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO stock. This capital loss will be a long-term capital loss if the participant has held the ISO stock for more than one year prior to the date of sale.

  NONSTATUTORY STOCK OPTIONS

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option ("NSO stock") on the exercise date over the exercise price.

     With respect to any NSO stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO stock over the participant's tax basis in the NSO stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

  RESTRICTED STOCK AWARDS

     A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) election"). If the participant makes a
Section 83(b) election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the common stock at the time the Award is granted and the purchase price paid for the common stock. If a Section 83(b) election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the common stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the participant's basis in the common stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year.

  OTHER STOCK-BASED AWARDS

     The tax consequences associated with any other stock-based award granted under the 2000 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying common stock.

  TAX CONSEQUENCES TO THE COMPANY

     The grant of an award under the 2000 plan will have no tax consequences to Arch. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the 2000 Plan will have any tax consequences to the company. Arch generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                   PROPOSAL 4 -- RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors has selected the firm of Arthur Andersen LLP as Arch's independent public accountants for the fiscal year ending December 31, 2000. The board of directors recommends that the stockholders vote FOR ratification of that appointment. If the stockholders do not ratify the selection of Arthur Andersen LLP as Arch's independent public accountants, the board of directors will reconsider the matter. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 2001 annual meeting of stockholders must be submitted to the secretary of the company at its offices, 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, no later than December 29, 2000 in order to be considered for inclusion in the proxy statement relating to that meeting.

     In addition, Arch's by-laws require that Arch be given advance notice of stockholder nominations for election to Arch's board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in Arch's proxy statement in accordance with Rule 14a-8). The required notice must be made in writing and delivered or mailed to the secretary of Arch at the principal offices of Arch, and received not less than 80 days prior to the annual meeting of stockholders; provided, however, that if less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, such nomination may be mailed or delivered to the secretary not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. The 2001 annual meeting of stockholders is currently expected to be held on May 15, 2001. Assuming that this date does not change, in order to comply with the time periods set forth in Arch's by-laws, appropriate notice would need to be provided to the secretary no later than February 23, 2001.

                                 OTHER MATTERS

     The board of directors knows of no other business which will be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     Arch will bear the costs of soliciting proxies. In addition to solicitation by mail, Arch's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. Corporate Investor Communications, Inc. has been hired by Arch to act as a distribution agent and solicitor only with respect to record holders who are brokers, dealers, banks or other entities that exercise fiduciary powers in nominee name or otherwise. For these services Arch will pay a fee of approximately $5,000 plus expenses. Arch will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. Arch will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY AFTER DELIVERY OF WRITTEN REVOCATION OF THEIR PROXY TO THE SECRETARY OF THE COMPANY.

                                            By Order of the Board of Directors,

                                            PATRICIA A. GRAY, Secretary

April 28, 2000
Westborough, Massachusetts

                                                                       EXHIBIT A

                        ARCH COMMUNICATIONS GROUP, INC.

                           2000 STOCK INCENTIVE PLAN

1.  PURPOSE

     The purpose of this 2000 Stock Incentive Plan (the "Plan") of Arch Communications Group, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.  ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.  ADMINISTRATION AND DELEGATION

     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.  STOCK AVAILABLE FOR AWARDS

     (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 6,000,000 shares of common stock, .01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused

Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 3,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with
Section 162(m) of the Code ("Section 162(m)").

5.  STOCK OPTIONS

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided that no option will be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) as long as the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided
     (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion by
     (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

     (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.  RESTRICTED STOCK

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.  ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock

Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and
Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c)  Reorganization and Change in Control Events

          (1)  Definitions

             (a) A "Reorganization Event" shall mean:

                (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

                (ii) any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction.

             (b) A "Change in Control Event" shall mean an event involving either (i) or (ii), but shall not include the event in (iii):

                (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or any Acquiring Corporation (as defined in subsection (ii) of this definition), or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which fails to satisfy the condition specified in clause (y) of subsection (ii) of this definition; or

                (ii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), if, immediately following such Business Combination, neither of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (A) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; but

                (iii) Notwithstanding the foregoing, no transaction undertaken in connection with or contemplated by the Agreement and Plan of Merger dated as of November 7, 1999 among Paging Network, Inc., Arch Communications Group, Inc. and St. Louis Acquisition Corp., as amended from time to time, shall be a Change of Control for purposes of this Plan.

          (2)  Effect on Options

             (a) Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Reorganization Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization

        Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

             Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which
        (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

             (b)  Change in Control Event that is not a Reorganization
        Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

          (3)  Effect on Restricted Stock Awards

             (a)  Reorganization Event that is not a Change in Control
        Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

             (b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

          (4)  Effect on Other Awards

             (a)  Reorganization Event that is not a Change in Control
        Event. The Board shall specify the effect of a Reorganization Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

             (b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Award or any other agreement between a Participant and the Company, all other Awards shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award.

          (5)  Limitations.  Notwithstanding the foregoing provisions of this
     Section 8(c), if the Change in Control Event is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this Section 8(c) would preclude accounting for the Change in Control Event as a "pooling of interests" for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

9.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock

Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  MISCELLANEOUS

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                  DETACH HERE

                                     PROXY

                        ARCH COMMUNICATIONS GROUP, INC.

                        1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints C. Edward Baker, Jr., Gerald J. Cimmino, Patricia A. Gray and David A. Westenberg, and each of them, the proxies of the undersigned with power of substitution to each of them, to vote all shares of Arch Communications Group, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held on Tuesday, May 16, 2000, at 11:00 a.m. (local time) at Hale and Dorr LLP, 31st Floor, 60 State Street, Boston, Massachusetts 02109.

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the annual meeting or any adjournment thereof.

     Please return your cards in the enclosed envelope to the following address:
                                     Arch Communications Group
                                     c/o EquiServe
                                     P.O. Box 9398
                                     Boston, MA 02205-9398

              CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE

SEE REVERSE                                                          SEE REVERSE
    SIDE                                                                 SIDE

                                                                                                               FOR  AGAINST ABSTAIN
[X] PLEASE MARK                                                             2.  Approve an amendment to the    [ ]    [ ]     [ ]
    VOTES AS IN                                                                 Non-Employee Directors' Stock
    THIS EXAMPLE.                                                               Option Plan increasing the
                                                                                number of shares of common
1.  Election of Directors.                                                      stock issuable under the plan
    NOMINEES:  (01) John B. Saynor, (02) John A. Shane,                         from 46,733 to 196,733.
               (03) H. Sean Mathis
                                                                            3.  Approve the 2000 Stock         [ ]    [ ]     [ ]
                 FOR            WITHHELD                  MARK HERE   [ ]       Incentive Plan.
                 [ ]              [ ]                    IF YOU PLAN
                                                          TO ATTEND         4.  Ratify the selection of        [ ]    [ ]     [ ]
                                                         THE MEETING            Arthur Andersen LLP as
                                                                                independent auditors for
[ ] _________________________________________________     MARK HERE   [ ]       fiscal year ending
INSTRUCTION: To withhold authority for any individual    FOR ADDRESS            December 31, 2000.
nominee, write the nominee's name in the space           CHANGE AND
provided above.                                          NOTE BELOW          PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE
                                                                             ENCLOSED POSTAGE PREPAID ENVELOPE.

                                                                             The signature on this Proxy should correspond exactly
                                                                             with stockholder's name as printed to the left. In
                                                                             the case of joint tenants, co-executors or co-trustees,
                                                                             both should sign. Persons signing as Attorney,
                                                                             Executor, Administrator, Trustee or Guardian should
                                                                             give their full title.

                                                                             VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.


Signature: _______________________________ Date: ______________     Signature: __________________________________ Date: ____________